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                                   Exhibit 23






CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Experts" and to the use of our reports dated February 7, 1997 on the consolidated financial statements and schedules of IDS Life Insurance Company included in Post-Effective Amendment No. 6 to the Registration Statement (Form S-1 No. 33-48701) and related Prospectus for the registration of group variable annuity contract interests to be offered by IDS Life Insurance Company.



Minneapolis, Minnesota
March 31, 1997